   As filed with the Securities and Exchange Commission on November 26, 1996

                                             REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         BAY APARTMENT COMMUNITIES, INC.
             (Exact name of Registrant as specified in its charter)


          Maryland                                            77-0404318
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                     4340 STEVENS CREEK BOULEVARD, SUITE 275
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 983-1500

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

          BAY APARTMENT COMMUNITIES, INC. -- 1994 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)

                              --------------------

                                GILBERT M. MEYER
                       CHAIRMAN OF THE BOARD AND PRESIDENT
                         BAY APARTMENT COMMUNITIES, INC.
                     4340 STEVENS CREEK BOULEVARD, SUITE 275
                           SAN JOSE, CALIFORNIA 95129
                                 (408) 983-1500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                 With copies to:
                              DAVID W. WATSON, ESQ.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                              --------------------

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
Title of Each Class of Securities    Amount to be            Proposed Maximum             Proposed Maximum           Amount of
       Being Registered              Registered (1)     Offering Price Per Share       Aggregate Offering Price   Registration Fee

    Common Stock                      92,750 shares            $27.75   (2)                   $ 2,573,813              $8,177
      $.01 par value                 764,250 shares             31.9375 (3)                    24,408,235

==================================================================================================================================


(1) Plus such additional number of shares as may be required pursuant to the 1994 Stock Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended ("the Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.
(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of Bay Apartment Communities, Inc.'s common stock on November 19, 1996, utilizing the average of the high and low sale prices as reported on the New York Stock Exchange.

===============================================================================

         This Registration Statement on Form S-8 relates to 857,000 additional shares of common stock, $.01 par value (the "Common Stock"), of Bay Apartment Communities, Inc. (the "Company"), which may be issued under the Company's 1994 Stock Incentive Plan, as amended and restated (the "Plan"). The Company hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-80249, filed with the Securities and Exchange Commission (the "Commission") on December 11, 1995, covering 663,000 shares of Common Stock, which have been previously issued pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the documents listed in
(a) through (d) below, which have been previously filed with the Commission.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) The Company's Current Report on Form 8-K dated May 6, 1996, Current Report on Form 8-K dated May 23, 1996, as amended by Current Report on Form 8-K/A dated May 23, 1996, Current Report on Form 8-K dated July 5, 1996 and Current Report on Form 8-K dated July 26, 1996;

         (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 7, 1993, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.       EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

       5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
      23.1     Consent of Coopers & Lybrand, L.L.P.
      23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
      24.1 Powers of Attorney (included on signature page of this registration statement).
      99.1 Bay Apartment Communities, Inc. -- 1994 Stock Incentive Plan, as amended and restated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 31st day of October, 1996.

                                       BAY APARTMENT COMMUNITIES, INC.

                                       By:  /s/ Gilbert M. Meyer
                                            ------------------------------------
                                            Gilbert M. Meyer
                                            Chairman of the Board and President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Gilbert M. Meyer and Max L. Gardner as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                              CAPACITY                             DATE
              ---------                              --------                             ----

/S/ GILBERT M. MEYER                        Chairman of the Board, Chief            October 29, 1996
----------------------------------          Executive Officer and President
       GILBERT M. MEYER                     (Principal Executive Officer)



/S/ MAX L. GARDNER                          Director and Chief Operating            October 29, 1996
----------------------------------          Officer
         MAX L. GARDNER


/S/ GEOFFREY L. BAKER                       Director and Chief                      October 29, 1996
----------------------------------          Development and
       GEOFFREY L. BAKER                    Acquisitions Officer

/S/ BRUCE A. CHOATE                         Director                                October 29, 1996
----------------------------------
         BRUCE A. CHOATE

/S/ BRENDA J. MIXSON                        Director                                October 29, 1996
----------------------------------
         BRENDA J. MIXSON

/S/ THOMAS H. NIELSEN                       Director                                October 29, 1996
----------------------------------
         THOMAS H. NIELSEN

/S/ JOHN J. HEALY, JR.                      Director                                October 29, 1996
----------------------------------
         JOHN J. HEALY, JR.


/S/ JEFFREY B. VAN HORN                     Chief Financial Officer                 October 31, 1996
----------------------------------          (Principal Financial
        JEFFREY B. VAN HORN                 and Accounting Officer)


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
                                  EXHIBIT INDEX


  Exhibit No.                             Description

          5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

         23.1     Consent of Coopers & Lybrand, L.L.P.

         23.2     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                  5.1 hereto).

         24.1 Powers of Attorney (included on signature page of this registration statement).

         99.1 Bay Apartment Communities, Inc. -- 1994 Stock Incentive Plan, as amended and restated.




                                       S-1